         SCHEDULE FOR COMPUTATIONS OF PERFORMANCE QUOTATIONS
         UTILITIES FUND




(A) AVERAGE ANNUAL TOTAL RETURNS (I.E. STANDARDIZED COMPUTATIONS)

               _                              _
              |        ----------------------  |
FORMULA:      |       |       |                |
              |  /\ n |      ERV               |
         T  = |    \  | -------------          |  - 1
              |     \ |       P                |
              |      \|                        |
              |_                              _|

         T = AVERAGE ANNUAL COMPOUND RETURN
         n = NUMBER OF YEARS
         ERV = ENDING REDEEMABLE VALUE
         P = INITIAL INVESTMENT


                                               (A)
  $1,000       ERV AS OF      NUMBER OF    AVERAGE ANNUAL
INVESTED - P   31-Dec-96      YEARS - n    COMPOUND RETURN - T
------------   ---------      ---------    -------------------
31-Dec-95        $999.90              1                (0.01%)

31-Dec-91      $1,470.20           5.00                  8.01%

30-Apr-88      $2,374.00           8.67                 10.48%

(B) AVERAGE ANNUAL TOTAL RETURNS WITHOUT DEDUCTION FOR APPLICABLE
    SALES CHARGE  (NON STANDARD COMPUTATIONS)

(C) TOTAL RETURN WITHOUT DEDUCTION FOR APPLICABLE SALES CHARGE
    (NON STANDARD COMPUTATIONS)

               _                              _
              |        ----------------------  |
FORMULA:      |       |                        |
              |  /\ n |      EV                |
         t  = |    \  | -------------          |  - 1
              |     \ |      P                 |
              |      \|                        |
              |_                              _|

                       EV
         TR  =     ----------     - 1
                       P


    t = AVERAGE ANNUAL COMPOUND RETURN
       (NO DEDUCTION FOR APPLICABLE SALES CHARGE) n = NUMBER OF YEARS
    EV = ENDING VALUE (NO DEDUCTION FOR APPLICABLE SALES CHARGE)
    P = INITIAL INVESTMENT
    TR = TOTAL RETURN (NO DEDUCTION FOR APPLICABLE SALES CHARGE)


                                        (C)                                        (B)
  $1,000           EV AS OF            TOTAL               NUMBER OF           AVERAGE ANNUAL
INVESTED - P       31-Dec-96           RETURN - TR         YEARS - n           COMPOUND RETURN - t
------------       ---------           -----------         ---------           -------------------
31-Dec-95          $1,049.90                4.99%                  1                    4.99%

31-Dec-91          $1,490.20               49.02%               5.00                    8.31%

30-Apr-88          $2,374.00              137.40%               8.67                   10.48%

(D) GROWTH OF $10,000
(E) GROWTH OF $50,000
(F) GROWTH OF $100,000

FORMULA: G= (TR+1)*P
         G= GROWTH OF INITIAL INVESTMENT
         P= INITIAL INVESTMENT
         TR= TOTAL RETURN SINCE INCEPTION


$10,000       TOTAL          (D)   GROWTH OF            (E)   GROWTH OF          (F)   GROWTH OF
INVESTED - P  RETURN - TR    $10,000 INVESTMENT - G     $50,000 INVESTMENT-G     $100,000 INVESTMENT - G
------------  -----------    ----------------------     --------------------     -----------------------
30-Apr-88       137.40              $23,740                    $118,700                  $237,400


                      SCHEDULE OF COMPUTATION OF YIELD QUOTATION
                           DEAN WITTER UTILITIES PORTFOLIO
                                30 day as of 12/31/96


                             6
YIELD = 2{ [ ((a-b)/c d) + 1] -1}



WHERE:    a = Dividends and interest earned during the period

          b = Expenses accrued for the period

          c = The average daily number of shares outstanding during the period that were entitled to receive dividends

          d = The maximum offering price per share on the last day of the period


                                                                        6
YIELD = 2{ [(( 11,312,338.85 - 3,800,382.17)/176,145,910.631 X 15.22)+1] - 1}

      = 3.39%